Exhibit 99.1

Carriage Services Announces Strong Second Quarter 2024 Results and

Increases Full-Year 2024 Outlook

Conference call on Thursday, August 1, 2024 at 9:30 a.m. central time

HOUSTON - July 31, 2024 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced its financial results for the second quarter ended June 30, 2024.

Company Highlights:

•

A 31.1% increase in consolidated cemetery preneed sales, and an increase of 4.0% in consolidated funeral average, helped drive revenue of $102.3 million, representing growth of 4.8% over the prior-year quarter;

•	GAAP diluted EPS of $0.40 and adjusted diluted EPS of $0.63, compared to $0.53 and $0.53 in the prior-year quarter, respectively;

•	Leverage ratio of 4.58x and executed an amendment to the Company’s Credit Agreement, highlighted by a more favorable fee schedule, resulting in near-term interest expense reduction; and

•

The Company increased its guidance for 2024 to $390-$400 million in total revenue, adjusted consolidated EBITDA of $117-$123 million, and adjusted diluted EPS of $2.30-$2.40. Adjusted free cash flow remains at $55-$65 million.

Carlos Quezada, Vice Chairman and CEO, stated, “We are excited to share that our continued focus on executing our five-year strategic objectives has delivered another solid performance in the second quarter of 2024. Our preneed cemetery sales team delivered another remarkable 31.1% year-over-year increase in preneed sales, highlighting the continued effectiveness of our cemetery sales growth plan. This cemetery performance, in addition to an increase of 4.0% in our funeral average revenue per contract, contributed significantly to our total revenue growth of 4.8% compared to the prior-year quarter.

Our preneed funeral sales strategy also delivered strong results, with an impressive 251% increase in preneed funeral commissions income to $1.4 million, compared to $406 thousand in the prior-year quarter. This substantial increase in revenue, combined with our focus on cost management, has led to a 440 basis points increase in our Total Field EBITDA Margins to 46.1%, compared to 41.7% in the prior-year quarter.

Finally, while our GAAP diluted EPS was lower than the prior-year quarter due to one-time items related to the final fees associated with our previously concluded review of strategic alternatives, we are excited to see that our adjusted diluted EPS increased by 18.9% to $0.63, compared to $0.53 during the same period in 2023. Due to this strong performance, and our expectations for the remainder of the year, we are increasing our guidance for 2024.

As we continue to execute our five-year strategic objectives, we expect these trends to remain consistent for the remainder of the year with small declines in funeral volume and historical seasonality back in play. Our second quarter results further support our team’s excitement for the future of Carriage,” concluded Mr. Quezada.

FINANCIAL HIGHLIGHTS

	Three months ended June 30,		Six Months Ended June 30,
(in millions, except volume, average, margins and EPS)	2024	2023	2024	2023
GAAP Metrics:
Total revenue	$102.3	$97.7	$205.8	$193.2
Operating income	$18.4	$20.7	$37.8	$41.4
Operating income margin	18.0%	21.2%	18.4%	21.4%
Net income	$6.3	$8.3	$13.2	$17.1
Diluted EPS	$0.40	$0.53	$0.85	$1.10
Cash provided by operating activities	$2.2	$13.3	$21.9	$39.2
Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$32.6	$28.7	$66.2	$56.5
Adjusted consolidated EBITDA margin	31.9%	29.4%	32.2%	29.2%
Adjusted diluted EPS	$0.63	$0.53	$1.38	$1.09
Adjusted free cash flow	$1.7	$3.8	$22.6	$20.9
Cemetery Operating Metrics(2):
Preneed interment rights (property) sold	4,179	3,327	7,596	5,785
Average price per preneed interment right sold	$5,908	$5,307	$5,439	$4,984
Funeral Operating Metrics(3):
Funeral contracts	10,674	11,178	22,580	23,317
Average revenue per funeral contract(4)	$5,549	$5,344	$5,571	$5,367
Burial rate	32.0%	33.4%	32.7%	33.4%
Cremation rate	59.7%	58.6%	59.4%	58.9%

(1)

We present both GAAP and non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

(2)	Metrics calculated using cemetery operating results.
(3)	Metrics calculated using funeral operating results.
(4)	Excludes preneed interest earnings reflected in financial revenue.

•

Total revenue for the three months ended June 30, 2024 increased $4.6 million compared to the three months ended June 30, 2023. We experienced a 23.2% increase in the number of preneed interment rights (property) sold and a 12.8% increase in the average price per preneed interment right sold. Additionally, we experienced a 6.6% decrease in funeral contract volume, which was partially offset by a 4.0% increase in the average revenue per funeral contract.

•

Net income for the three months ended June 30, 2024 decreased $2.0 million compared to the three months ended June 30, 2023. We experienced a $5.8 million increase in gross profit contribution from our businesses and a $1.1 million decrease in interest expense, which was more than offset by an $8.4 million increase in general, administrative and other expenses, primarily composed of one-time costs related to executive severance payments and the Company’s review of strategic alternatives.

•

Total revenue for the six months ended June 30, 2024 increased $12.6 million compared to the six months ended June 30, 2023. We experienced a 29.2% increase in the number of preneed interment rights (property) sold and a 10.3% increase in the average price per preneed interment right sold. Additionally, we experienced a 4.5% decrease in funeral contract volume, which was partially offset by a 4.0% increase in the average revenue per funeral contract.

•

Net income for the six months ended June 30, 2024 decreased $3.9 million compared to the six months ended June 30, 2023. We experienced a $12.0 million increase in gross profit contribution from our businesses, which was more than offset by a $14.5 million increase in general, administrative and other expenses, primarily composed of one-time costs related to executive severance payments and the Company’s review of strategic alternatives.

REVISED 2024 OUTLOOK

	Revised 2024 Outlook	Previous 2024 Outlook
(in millions, except per share amounts)
Total revenue	$390 - $400	$380 - $390
Adjusted consolidated EBITDA	$117 - $123	$112 - $118
Adjusted diluted EPS	$2.30 - $2.40	$2.20 - $2.30
Adjusted free cash flow	$55 - $65	$55 - $65

The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, August 1, 2024 at 9:30 a.m. central time. To participate in the call, please dial 888-224-1005 (Conference ID - 703556) or to listen live over the Internet via webcast click link. An audio archive of the call will be available on demand via the Company’s website at www.carriageservices.com. For any investor relations questions, please email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.

CONDENSED OPERATING AND FINANCIAL TREND REPORT

(in thousands - except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Funeral operating revenue	$59,225	$59,733	$125,803	$125,140
Cemetery operating revenue	34,770	28,833	62,351	50,150
Financial revenue	7,120	6,092	14,056	12,160
Ancillary revenue	1,082	1,232	2,329	2,289
Divested revenue	121	1,788	1,272	3,453

Total revenue	$102,318	$97,678	$205,811	$193,192

Funeral operating EBITDA	$23,366	$21,551	$50,893	$47,878
Funeral operating EBITDA margin	39.5%	36.1%	40.5%	38.3%
Cemetery operating EBITDA	17,065	12,871	29,017	21,183
Cemetery operating EBITDA margin	49.1%	44.6%	46.5%	42.2%
Financial EBITDA	6,546	5,647	13,051	11,374
Financial EBITDA margin	91.9%	92.7%	92.9%	93.5%
Ancillary EBITDA	193	73	366	219
Ancillary EBITDA margin	17.8%	5.9%	15.7%	9.6%
Divested EBITDA	33	638	203	1,176
Divested EBITDA margin	27.3%	35.7%	16.0%	34.1%

Total field EBITDA	$47,203	$40,780	$93,530	$81,830
Total field EBITDA margin	46.1%	41.7%	45.4%	42.4%
Total overhead	$20,425	$12,087	$39,781	$25,352
Overhead as a percentage of revenue	20.0%	12.4%	19.3%	13.1%

Consolidated EBITDA	$26,778	$28,693	$53,749	$56,478
Consolidated EBITDA margin	26.2%	29.4%	26.1%	29.2%

Other expenses and interest
Depreciation & amortization	$6,204	$5,668	$11,664	$10,437
Non-cash stock compensation	2,182	2,022	2,671	4,163
Interest expense	8,324	9,396	17,036	17,935
Other	(391)	(95)	1,197	(105)

Pretax income	$10,459	$11,702	$21,181	$24,048
Net tax expense	4,200	3,416	7,949	6,918

Net income	$6,259	$8,286	$13,232	$17,130

Special items(1)	$5,417	$(118)	$12,212	$(295)
Tax on special items	1,825	(33)	4,054	(84)

Adjusted net income	$9,851	$8,201	$21,390	$16,919
Adjusted net income margin	9.6%	8.4%	10.4%	8.8%

Adjusted basic earnings per share	$0.65	$0.55	$1.42	$1.13
Adjusted diluted earnings per share	$0.63	$0.53	$1.38	$1.09
GAAP basic earnings per share	$0.41	$0.55	$0.87	$1.14
GAAP diluted earnings per share	$0.40	$0.53	$0.85	$1.10
Weighted average shares o/s - basic	14,965	14,793	14,920	14,776
Weighted average shares o/s - diluted	15,403	15,454	15,356	15,461
Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$26,778	$28,693	$53,749	$56,478
Special items(1)	5,826	—	12,456	—

Adjusted consolidated EBITDA	$32,604	$28,693	$66,205	$56,478
Adjusted consolidated EBITDA margin	31.9%	29.4%	32.2%	29.2%

(1)	A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this press release.

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited and in thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,503	$1,523
Accounts receivable, net	29,398	27,060
Inventories	8,257	8,347
Prepaid and other current assets	3,965	4,791

Total current assets	43,123	41,721
Preneed cemetery trust investments	100,285	96,374
Preneed funeral trust investments	109,701	107,842
Preneed cemetery receivables, net	45,569	35,575
Receivables from preneed funeral trusts, net	22,074	21,530
Property, plant and equipment, net	280,355	287,484
Cemetery property, net	113,327	114,580
Goodwill	414,895	423,643
Intangible and other non-current assets, net	39,099	37,677
Operating lease right-of-use assets	16,058	16,295
Cemetery perpetual care trust investments	84,780	85,331

Total assets	$1,269,266	$1,268,052

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt and lease obligations	$3,924	$3,842
Accounts payable	16,180	11,866
Accrued and other liabilities	30,655	35,362

Total current liabilities	50,759	51,070
Acquisition debt, net of current portion	5,388	5,461
Credit facility	153,970	177,794
Senior notes	396,247	395,905
Obligations under finance leases, net of current portion	5,304	5,831
Obligations under operating leases, net of current portion	15,263	15,797
Deferred preneed cemetery revenue	65,375	61,048
Deferred preneed funeral revenue	40,386	39,537
Deferred tax liability	50,650	52,127
Other long-term liabilities	1,857	1,855
Deferred preneed cemetery receipts held in trust	100,285	96,374
Deferred preneed funeral receipts held in trust	109,701	107,842
Care trusts’ corpus	86,194	84,351

Total liabilities	1,081,379	1,094,992

Commitments and contingencies:
Stockholders’ equity:
Common stock	269	266
Additional paid-in capital	242,883	241,291
Retained earnings	223,488	210,256
Treasury stock	(278,753)	(278,753)

Total stockholders’ equity	187,887	173,060

Total liabilities and stockholders’ equity	$1,269,266	$1,268,052

CARRIAGE SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue:
Service revenue	$44,433	$44,522	$94,132	$92,729
Property and merchandise revenue	49,590	45,630	95,092	85,641
Other revenue	8,295	7,526	16,587	14,822

	102,318	97,678	205,811	193,192
Field costs and expenses:
Cost of service	21,672	23,075	45,380	46,552
Cost of merchandise	31,981	32,219	63,931	61,953
Cemetery property amortization	2,560	1,892	4,316	3,093
Field depreciation expense	3,405	3,555	6,872	6,912
Regional and unallocated funeral and cemetery costs	4,245	4,131	8,087	9,568
Other expenses	1,462	1,604	2,970	2,857

	65,325	66,476	131,556	130,935

Gross profit	36,993	31,202	74,255	62,257
Corporate costs and expenses:
General, administrative and other	18,601	10,199	34,841	20,379
Net loss on divestitures, disposals and impairments charges	23	265	1,568	506

Operating income	18,369	20,738	37,846	41,372
Interest expense	8,324	9,396	17,036	17,935
Net (gain) loss on property damage, net of insurance claims	(417)	(235)	(417)	36
Other, net	3	(125)	46	(647)

Income before income taxes	10,459	11,702	21,181	24,048
Expense for income taxes	3,513	3,273	7,032	6,841
Expense related to discrete income tax items	687	143	917	77

Total expense for income taxes	4,200	3,416	7,949	6,918

Net income	$6,259	$8,286	$13,232	$17,130

Basic earnings per common share:	$0.41	$0.55	$0.87	$1.14

Diluted earnings per common share:	$0.40	$0.53	$0.85	$1.10

Dividends declared per common share:	$0.1125	$0.1125	$0.2250	$0.2250

Weighted average number of common and common equivalent shares outstanding:
Basic	14,965	14,793	14,920	14,776

Diluted	15,403	15,454	15,356	15,461

CARRIAGE SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$13,232	$17,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,664	10,437
Provision for credit losses	1,447	1,344
Stock-based compensation expense	2,671	4,163
Deferred income tax (benefit) expense	(1,477)	7
Amortization of intangibles	669	647
Amortization of debt issuance costs	352	349
Amortization and accretion of debt	266	255
Net loss on divestitures, disposals and impairment charges	1,568	506
(Gain) loss on property damage, net of insurance claims	(417)	36
Gain on sale of excess land	—	(658)
Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(13,939)	(1,694)
Inventories, prepaid and other current assets	1,224	1,011
Intangible and other non-current assets	(2,339)	(1,767)
Preneed funeral and cemetery trust investments	(9,523)	5,341
Accounts payable	3,084	(2,272)
Accrued and other liabilities	(3,999)	(3,328)
Incentive payment from vendor	—	6,000
Deferred preneed funeral and cemetery revenue	7,064	8,106
Deferred preneed funeral and cemetery receipts held in trust	10,313	(6,426)

Net cash provided by operating activities	21,860	39,187
Cash flows from investing activities:
Acquisitions of businesses	—	(44,000)
Proceeds from divestitures and sale of other assets	11,174	1,973
Proceeds from insurance claims	314	1,092
Capital expenditures	(7,096)	(8,960)

Net cash provided by (used in) investing activities	4,392	(49,895)
Cash flows from financing activities:
Borrowings from the credit facility	24,800	64,700
Payments against the credit facility	(48,900)	(51,400)
Payments on acquisition debt and obligations under finance leases	(305)	(256)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,942	923
Taxes paid on restricted stock vestings and exercise of stock options	(419)	(119)
Dividends paid on common stock	(3,390)	(3,340)

Net cash (used in) provided by financing activities	(26,272)	10,508
Net decrease in cash and cash equivalents	(20)	(200)
Cash and cash equivalents at beginning of period	1,523	1,170

Cash and cash equivalents at end of period	$1,503	$970

NON-GAAP FINANCIAL MEASURES

This earnings release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.

Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this earnings release.

The Non-GAAP financial measures used in this earnings release and the definitions of them used by the Company for our internal management purposes in this earnings release are described below.

•

Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special items are taxed at the operating tax rate.

•

Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.

•

Consolidated EBITDA is defined as operating income, plus depreciation and amortization expense, non-cash stock compensation and net loss on divestitures, disposals and impairment charges. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.

•

Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for severance and separation costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.

•

Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures, which include facility repairs and improvements, equipment, furniture and vehicle purchases. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.

•

Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA and divested EBITDA related to the funeral home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.

•

Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested EBITDA related to the cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.

•	Preneed cemetery sales is defined as cemetery property, merchandise and services sold prior to death.

•

Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.

•

Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument business, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.

•

Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.

•	Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.

•

Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.

•	Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative and other costs, excluding home office depreciation and non-cash stock compensation.

•	Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.

•	Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.

Funeral Operating EBITDA and Cemetery Operating EBITDA

Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit) and operating EBITDA margin (the individual business’ controllable profit margin).

Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.

Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.

We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Usefulness and Limitations of These Measures

When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.

Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested EBITDA are not consolidated measures of profitability.

Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above.

Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to operating income, the most directly comparable GAAP measure, is set forth below.

Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.

Reconciliation of Operating income to Consolidated EBITDA and Adjusted consolidated EBITDA (in thousands) and Operating income margin to Adjusted consolidated EBITDA margin for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operating income	$18,369	$20,738	$37,846	$41,372
Depreciation & amortization	6,204	5,668	11,664	10,437
Non-cash stock compensation	2,182	2,022	2,671	4,163
Net loss on divestitures, disposals and impairment charges	23	265	1,568	506

Consolidated EBITDA	$26,778	$28,693	$53,749	$56,478
Adjusted for:
Severance and separation costs(1)	$771	$—	$6,228	$—
Other special items(2)	5,055	—	6,228	—

Adjusted consolidated EBITDA	$32,604	$28,693	$66,205	$56,478

Total revenue	$102,318	$97,678	$205,811	$193,192
Operating income margin	18.0%	21.2%	18.4%	21.4%
Adjusted consolidated EBITDA margin	31.9%	29.4%	32.2%	29.2%

(1)

Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2)	Represents expenses related to the review of strategic alternatives.

Special items affecting Adjusted net income (in thousands) for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Severance and separation costs(1)	$771	$—	$6,228	$—
Equity award cancellation(2)	—	—	(1,336)	—
Net (gain) loss on divestitures and sale of real estate(3)	8	(126)	1,509	(574)
Impairment of goodwill, intangibles and PPE	—	243	—	243
(Gain) loss on property damage, net of insurance claims(4)	(417)	(235)	(417)	36
Other special items(5)	5,055	—	6,228	—

Total	$5,417	$(118)	$12,212	$(295)

(1)

Primarily represents the severance and performance award settlement expense recognized during the first quarter of 2024 for our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and severance expense recognized during the second quarter of 2024 for our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(2)

Primarily represents the stock compensation benefit recognized during the first quarter of 2024 for equity awards cancelled for our former Executive Chairman of the Board per his Transition Agreement, which was effective February 22, 2024.

(3)	Represents the net gain or loss recognized for the sale of businesses and real estate during the periods presented.
(4)	Represents the loss on property damage, net of insurance claims for property damaged by Hurricane Ian during the third quarter of 2022 and a fire that occurred during first quarter of 2023.
(5)	Represents expenses related to the review of strategic alternatives.

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
GAAP basic earnings per share	$0.41	$0.55	$0.87	$1.14
Special items	0.24	0.00	0.55	(0.01)

Adjusted basic earnings per share	$0.65	$0.55	$1.42	$1.13

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
GAAP diluted earnings per share	$0.40	$0.53	$0.85	$1.10
Special items	0.23	0.00	0.53	(0.01)

Adjusted diluted earnings per share	$0.63	$0.53	$1.38	$1.09

Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the three and six months ended June 30, 2024 and 2023:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Cash provided by operating activities	$2,157	$13,318	$21,860	$39,187
Cash used for maintenance capital expenditures	(1,502)	(1,881)	(2,664)	(3,723)

Free cash flow	$655	$11,437	$19,196	$35,464
Plus: incremental special items:
Withdrawal from preneed funeral and cemetery trust investments(1)	$—	$(1,597)	$—	$(8,599)
Vendor incentive payment(2)	—	(6,000)	—	(6,000)
Severance and separation costs(3)	1,049	—	2,260	—
Other special items(4)	—	—	1,173	—

Adjusted free cash flow	$1,704	$3,840	$22,629	$20,865

(1)

During the three and six months ended June 30, 2023, we withdrew $1.6 million and $8.6 million, respectively, of realized capital gains and earnings from our preneed funeral and cemetery trust investments. In certain states, we are allowed to withdraw these funds prior to the delivery of preneed merchandise and service contracts. While the realized capital gains and earnings are not recognized as revenue, they increase our cash flow from operations.

(2)

During the three and six months ended June 30, 2023, we received a $6.0 million incentive payment from a vendor for entering into a strategic partnership agreement to market and sell prearranged funeral services in the future. While the incentive payment was not recognized as revenue, it increased our cash flow from operations.

(3)

Primarily represents the cash paid to our former Executive Chairman of the Board per his Transition Agreement which was effective February 22, 2024 and cash paid to our former Chief Financial Officer per his Release and Separation Agreement which was effective July 1, 2024.

(4)	Represents expenses related to the review of strategic alternatives.

Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the six months ended June 30, 2024 and 2023:

	Current(1)		Adjustments(1)		Revised(1)
			Six months ended June 30,
	2024	2023	2024	2023	2024	2023
Cash provided by operating activities	$21,860	$39,187	$—	$—	$21,860	$39,187
Cash used for capital expenditures	(2,664)	(3,723)	(4,432)	(5,237)	(7,096)	(8,960)

Free cash flow	$19,196	$35,464	$(4,432)	$(5,237)	$14,764	$30,227
Plus: incremental special items:
Withdrawal from preneed funeral and cemetery trust investments	$—	$(8,599)	$—	$—	$—	$(8,599)
Vendor incentive payment	—	(6,000)	—	—	—	(6,000)
Severance and separation costs	2,260	—	—	—	2,260	—
Other special items	1,173	—	—	—	1,173	—

Adjusted free cash flow	$22,629	$20,865	$(4,432)	$(5,237)	$18,197	$15,628

(1)

We have provided full year 2024 guidance for adjusted free cash flow based on the calculation in the current column above, which includes cash used for maintenance expenditures. However, in years subsequent to 2024, we plan to provide adjusted free cash flow guidance based on a revised adjusted free cash flow calculation, which includes cash used for total capital expenditures. The adjustments column above reflects the cash used for growth capital expenditures. The revised column above reflects adjusted free cash flow based on a calculation which includes cash used for total capital expenditures.

Revised 2024 Outlook for the estimated year ended December 31, 2024:

Reconciliation of Operating income to Consolidated EBITDA, Adjusted consolidated EBITDA (in thousands) and Adjusted consolidated EBITDA margin for the estimated year ended December 31, 2024:

2024E
Operating income	$87,000
Depreciation & amortization	23,500
Non-cash stock compensation	9,500
Other	—

Consolidated EBITDA	$120,000
Adjusted for:
Special items	—

Adjusted consolidated EBITDA	$120,000

Total revenue	$395,000
Adjusted consolidated EBITDA margin	30.4%

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the estimated year ended December 31, 2024:

2024E
GAAP diluted earnings per share	$2.35
Special items	—

Adjusted diluted earnings per share	$2.35

Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the estimated year ended December 31, 2024:

2024E
Cash provided by operating activities	$69,000
Cash used for maintenance capital expenditures	(9,000)

Free cash flow	$60,000
Special items	—

Adjusted free cash flow	$60,000

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives and timing of management for future operations or financing activities, including, but not limited to, technology improvements, product development, capital allocation, organizational performance, execution of our strategic objectives and growth plan, planned divestitures, the ability to obtain credit or financing, anticipated integration, performance and other benefits of recently completed and anticipated acquisitions, and cost management and debt reductions; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic conditions and market conditions or performance; any projections or expectations related to the conclusion of the Board’s strategic review; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our strategic objectives and growth strategy, if at all; the potential adverse effects on the Company’s business, financial and equity performance if management fails to meet the expectations of its strategic objectives and growth plan; our ability to execute and meet the objectives of our High Performance and Credit Profile Restoration Plan, if at all; the execution of our Standards Operating and Strategic Acquisition Models; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including share repurchases, potential strategic acquisitions, internal growth projects, dividend increases, or debt repayment plans; our ability to meet the projected financial and equity performance goals to our full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the

Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, such as the COVID-19 coronavirus, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that have been and will be taken in response to pandemics and epidemics, such as those that were taken with the COVID-19 coronavirus, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation in the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; potential adverse impacts resulting from shareholder or market perceptions of our recent announcement regarding the conclusion of our Board’s review of potential strategic alternatives; economic, financial and stock market fluctuations; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.